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                                                                       EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                  May 7, 1997



PairGain Technologies, Inc.
14402 Franklin Avenue
Tustin, California 92780

               Re:    Registration Statement for Offering of
                      232,564 Shares of Common Stock

Ladies and Gentlemen:

               We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 232,564 shares of the Common Stock of PairGain Technologies, Inc. (the "Company") under the AVIDIA Systems, Inc. 1996 Stock Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/  BROBECK, PHLEGER & HARRISON LLP
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                                    BROBECK, PHLEGER & HARRISON LLP